EXHIBIT 99.1

METINVEST B.V.
Alexanderstraat 23,
2514JM ‘s-Gravenhage, the Netherlands
Registration Number: 24321697

Phone:	+31 70 36 40 900
Fax:	+31 70 36 35 795
email:	metinvest-bv@metinvestholding.com

POWER OF ATTORNEY

27 March 2015

THE UNDERSIGNED:

Metinvest B.V., a private company with limited liability organized and existing under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and registered address at Alexanderstraat 23, 2514JM ‘s-Gravenhage, the Netherlands and registered with the Trade Register of the Chamber of Commerce in the Netherlands under number 24321697 (the “Company”),

WHEREAS:

The Company is to become a party to:

(i)	one or more of the following documents:

	(a)	a Form ID Authentication Document, including amendments thereto;

	(b)	a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission;

	(c)	a Form F-X, including amendments thereto;

	(d)	a Form CB, including amendments thereto,

(ii)	any further documents, deeds, instruments, agreements, notices, acknowledgements, letter agreements, memoranda, statements and certificates as may be ancillary, required, useful or desirable in connection with the documents listed in the preceding clause (i) and/or the transaction(s) envisaged thereby, the documents, agreements and other instruments referred to under (i) and (ii) above collectively the “Documents” and each a “Document” as the same may already have been amended or adapted or may be amended on or after the date hereof),

HEREWITH GRANTS:

a power of attorney to:

(i)	Mr Jacob Broers, born in Nieuwer-Amstel, the Netherlands, on November 21, 1962 acting solely; and

(ii)	John Willekes Macdonald, born in ‘s-Gravenhage, the Netherlands, on September 11, 1966 acting solely,

each, an “Attorney”

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ON BEHALF OF THE UNDERSIGNED:

to negotiate, amend, adapt, waive, sign, execute, ratify, confirm, deliver, and (where relevant) perform, including to cancel or postpone all the aforesaid actions, for and on behalf of the Company the Documents in such form as the Attorney may approve (such approval to be conclusively evidenced by the execution of the Documents by the Attorney) and to do all such acts and things as may be ancillary thereto and/or necessary and/or useful and/or desirable in the sole opinion of the Attorney, acting solely or jointly and, in connection with or for the purpose of the entering into, signing, execution, delivery or performance of the Documents and the transaction(s) contemplated thereby,

This Power of Attorney is governed by the laws of the Netherlands.

The powers granted under this Power of Attorney shall not be substituted.

In witness whereof, the present Power of Attorney is issued on this 27th day of March 2015 and is valid until 31 May 2015.

This Power of Attorney may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

For and on behalf of Metinvest B.V.

/s/ Yuriy Ryzhenkov	/s/ Jacob Broers
By: Yuriy Ryzhenkov	By: ITPS (Netherlands) B.V.
Title: Director A	Title: Director B
By: Jacob Broers

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